ARTICLES OF INCORPORATION

OF

CONTRACTED SERVICES, INC.

The undersigned, has executed the following document as incorporator of the above named corporation, a corporation organized under the laws of the State of Florida, and all rights, duties, and obligations of the undersigned as incorporator, and those of the corporation, are to be determined in accordance with the laws of the State of Florida.

ARTICLE I

The name of the corporation shall be:

Contracted Services, Inc.

ARTICLE II

This corporation shall commence existence upon the filing of these Articles of Incorporation by the Department of State, State of Florida, and shall have perpetual existence.

ARTICLE III

The street address of the initial registered office of the corporation 13796 Tern Lane, Clearwater, FL 33762 and the principle office and mailing address are the same.

ARTICLE IV

The general nature of the business and objects and purposes proposed to be transacted and carried on by this corporation are to do any and all things herein mentioned, as fully and to the same extent as natural persons might do, viz:

Transact any and all lawful business.

Said corporation shall further have powers:

To have perpetual succession by its corporate name;

To sue and be sued, complain, and defend in its corporate name in all actions or proceedings;

To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed, affixed, or in any manner reproduced.  To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use, and otherwise deal in and with real or personal property or any interest therein, wherever situated;

To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets;

To lend money to, and use its credit to assist, its officers and employees in accordance with Florida Statute §607.141;

To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or any instrumentality thereof;

To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income;

To lend money for its corporate purposes, invest and reinvest its funds, and take and bold real and personal property as security of the payment of funds so loaned or invested;

To conduct its business, carry on its operations, and have offices and exercise the powers granted by this act within or without this state;

To elect or appoint officers and agents of the corporation and define their duties and fix their compensation.

To make and alter bylaws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration;

To make donations for the public welfare or for charitable, scientific, or educational purposes;

To transact any and all lawful business which the board of directors shall find will be in aid of governmental policy;

To pay pensions and establish pension plans, profit sharing plans, stock bonus plans, stock options plans, and other incentive plans for any or all of its directors, officers, and employees and for any or all of the directors, officers, and employees of its subsidiaries;

To be a promoter, incorporator, partner, member, associate, or manager of any corporation, partnership, joint venture, trust, or other enterprise;

To have and exercise all powers necessary of convenient to effect its purposes;

To indemnify any person who by reason of the fact that he is or was a director, officer, employee or agent of the corporation to the full extent as permitted by Florida Statue 607.014.

ARTICLE V

The aggregate number of shares which this corporation shall have authority to issue is the total sum of 1,000 shares, having an individual par value of $1.00. Unless otherwise stated in these articles, or in an amendment to these articles, there shall be only one (1) class of stock of this corporation.

ARTICLE VI

The name and address of the registered agent of this corporation shall be:

JOHN L.CORN

13796 Tern Lane

Clearwater, FL 33762

ARTICLE VII

The initial board of directors shall consist of a total of 1 person(s) and the name and address of the person(s) who is to serve as initial director(s) is:

JOHN L.CORN

13796 Tern Lane

Clearwater, FL 33762

ARTICLE VIII

The name and address of the incorporator executing these Articles of Incorporation is:

JOHN L.CORN

13796 Tern Lane

Clearwater, FL 33762

The undersigned has executed these Articles of Incorporation this 27th day of June, 2000.

/s/  JOHN L. CORN

Incorporator